UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  Appointment of Certain Officers

The Company announced today that Norman H. Asbjornson, Chief Executive Officer and Founder of AAON, Inc. (the “Company”), will transition to the role of Executive Chairman, effective May 12, 2020. Mr. Asbjornson, as Executive Chairman, will report to the Board of Directors. As Executive Chairman, Mr. Asbjornson will lead the Board and continue to provide the full benefit of his vast experience, knowledge, leadership and guidance to support Gary D. Fields as he expands his role at the Company.

Mr. Asbjornson, 84, is the Founder of the Company and has served as Chief Executive Officer and a director of the Company since its inception, and also served as President of the Company from its inception until November 2016, when Mr. Fields was elected President. Mr. Asbjornson is the father of the Company’s Chief Financial Officer, Scott M. Asbjornson. The Company purchases signs and other items from Mid-State Signs, which is owned by Mr. N. Asbjornson. In the prior fiscal year, the Company had purchases from Mid-State Signs of $0.2 million. All transactions with Mid-State Signs are made on standard Company terms and conditions.

Mr. Asbjornson will be eligible to participate in all elements of the Company’s executive compensation package. Mr. Asbjornson and the Company have not entered into any employment agreement in connection with his election as Executive Chairman.
The Company also announced today that Gary D. Fields, President, will assume the role of Chief Executive Officer (in addition to his current position of President), also to be effective May 12, 2020.

In his new role as President and CEO, Mr. Fields, 60, will report to the Board of Directors. Since November 2016, Mr. Fields has served as President of the Company and was elected as a member of the Board of Directors in 2015. Mr. Fields has over 35 years of experience in the HVAC industry. Before joining the Company, Mr. Fields was an HVAC equipment sales representative at (and from 2002 to 2012, a member of the ownership group of) Texas AirSystems, the largest independent HVAC equipment and solutions provider in the state of Texas.

Mr. Fields will be eligible to participate in all elements of the Company’s executive compensation package. Mr. Fields and the Company have not entered into any employment agreement in connection with his election as Chief Executive Officer.

Mr. Fields does not have any family relationships with any of the Company’s directors or officers. The Company sells units to Fields Mechanical Systems, which is owned by Mr. Fields’ brother. This entity is also one of the Company’s independent sales representatives and as such, the Company makes payments to the entity for certain third party products. In the prior fiscal year, the Company had sales to Fields Mechanical Systems for $0.8 million and made payments to Fields Mechanical Systems of $0.2 million. All transactions with Fields Mechanical Systems are made on standard Company terms and conditions.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated May 7, 2020 announcing appointment of Norman H. Asbjornson as Executive Chairman and Gary D. Fields as Chief Executive Officer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	May 7, 2020	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary